Exhibit 99.906 CERT

certification

Neil Blundell, President and Chief Executive Officer (principal executive officer), and Terrence McCarthy, Chief Financial Officer (principal financial officer) of CAIS Sports, Media and Entertainment Fund (the “Registrant”), each certify to the best of his/her knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2026, (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Neil Blundell
Neil Blundell, President and Chief Executive Officer (principal executive officer)

Date	06/08/2026

/s/ Terrence McCarthy
Terrence McCarthy, Chief Financial Officer (principal financial officer)

Date	06/08/2026

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.